UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

STAAR SURGICAL COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

STAAR Surgical Company (“STAAR” or the “Company”) issued the following press release on December 17, 2025:

STAAR Stockholders Have a Choice: Vote FOR Alcon’s Certain, Premium $30.75 Per Share Cash Offer or Bear the Downside Risk that Broadwood Has No Credible Plan to Create Stockholder Value

Broadwood Has Consistently Misled STAAR Stockholders About Takeover Interest in STAAR In Order to Derail the Alcon Merger

STAAR Urges Stockholders to Vote “FOR” the Alcon Transaction on WHITE Proxy Card TODAY

LAKE FOREST, Calif, December 17, 2025 – STAAR Surgical Company (NASDAQ: STAA), the global leader in phakic IOLs with the EVO family of Implantable Collamer® Lenses (EVO ICL™) for vision correction, today issued the following open letter to STAAR stockholders:

Dear STAAR Surgical Stockholders:

The Special Meeting of Stockholders to vote on the amended agreement with Alcon Inc. (SIX/NYSE: ALC) is just days away. How you vote at the Special Meeting will greatly influence the value of your shares. You have a choice:

•	Vote to approve the Alcon agreement and receive the $30.75 per share cash value it provides, which represents a 74% premium to STAAR’s 90-day Volume Weighed Average Price as of August 4, 2025

or

•	Risk a future where STAAR’s board, management and strategy are greatly influenced by Broadwood Partners, L.P.’s uninformed views about the challenges facing STAAR’s business

Over the past year, Broadwood has significantly increased its ownership in STAAR and now owns more than 30% of STAAR’s outstanding shares. In addition, Broadwood has repeatedly threatened to run an activist proxy contest to remove three of STAAR’s six directors, which would allow Broadwood to obtain disproportionate influence over STAAR without paying any control premium to STAAR’s other stockholders.

We believe the choice is clear – and strongly recommend that STAAR stockholders vote “FOR” the Alcon merger on the WHITE proxy card TODAY.

THE FACT: Broadwood Has Repeatedly Misled STAAR Stockholders in its Effort to Derail the Alcon Transaction and Serve its Own Creeping Control Agenda

Over the past several months, in an effort to derail the Alcon merger, Broadwood has routinely made fictitious statements regarding supposed third party interest in the Company. In each instance, Broadwood’s claims have been proven false.

Broadwood’s Alleged Third Party Interest	Broadwood’s False Claims	The Facts
Parties A & B

•

“Two other parties contacted one of STAAR’s directors during the sale process, but the Board did not provide diligence materials or engage with them and did not even invite those parties to submit proposals until hours before the original Merger Agreement was signed.” (Broadwood Partners, L.P. Supplemental Investor Presentation Slide 11)

•

Two days prior to the August 5, 2025 announcement of the Alcon agreement, STAAR received vague communications of interest from Party A and Party B. Neither party provided any proposal on valuation, timing, diligence requirements, financial capability, transaction structure or other terms.

•

STAAR’s CEO responded within 24 hours of this outreach and invited any proposal, to which none came.

•

During the go-shop period, Party A and B confirmed that neither was interested in receiving information to evaluate a potential transaction.

Party C

•

“Another party, a well-capitalized and leading ophthalmology company, reached out to STAAR’s CEO and Board Chair in April 2025 seeking to discuss a strategic transaction but was entirely ignored.” (Broadwood Partners, L.P. Supplemental Investor Presentation Slide 11)

•

A representative of a privately-owned company, Party C, emailed STAAR on April 7, 2025. Party C has confirmed to STAAR that “the outreach was an introductory email and was not intended as a proposal.”

•

During the go-shop period, STAAR’s financial advisor contacted Party C, and Party C reconfirmed that it had no interest in making a proposal and/or receiving information to evaluate a potential transaction.

The other “credible” buyer

•

“We are also aware of a credible buyer with the capital, industry expertise, and strong interest in acquiring STAAR at a price higher than the Alcon bid that was told it had to sign a multi-year standstill to be granted access to diligence materials.” (Broadwood Partners, L.P. Supplemental Investor Presentation Slide 13)

•

FountainVest, which STAAR believes is the party referenced by Broadwood as the “credible buyer,” waited until day 21 of the 30-day go-shop period (on November 27, 2025) before reaching out to STAAR. FountainVest had not previously indicated any interest in acquiring STAAR prior to the signing of the Alcon merger agreement nor during the post-signing “window-shop” period.

•

Despite outreach from STAAR’s CEO and the Company’s financial advisor, FountainVest did not respond to STAAR’s proposed nondisclosure agreement for five days, sending its markup (which, among other things, deleted the standstill provision) shortly before midnight on day 28 of the go-shop process.

•

Within 24 hours thereafter, on day 29 of the go-shop process, STAAR responded to FountainVest with a revised NDA that accepted its deletion of the standstill. Despite this, FountainVest declined to execute the NDA.

•

The 30-day go-shop period expired at 11:59 p.m. Eastern Time on December 6, 2025, and no proposals were received by STAAR, including from FoutainVest, Broadwood’s supposed “credible buyer.”

STAAR stockholders should not be swayed by Broadwood’s distortion of the facts as it takes steps to increase its influence over the Company without paying stockholders any control premium.

We encourage stockholders to vote FOR the Alcon agreement so that they can receive Alcon’s increased all-cash offer of $30.75 per share – a 74% premium to the 90-day VWAP – representing certain and immediate cash value.

STAAR will hold a virtual Special Meeting of Stockholders on December 19, 2025 at 8:30 a.m. (Pacific Time). Stockholders of record as of the close of business on October 24, 2025, are entitled to vote at the meeting.

Stockholders with questions about voting their shares should contact STAAR’s proxy solicitor, Innisfree M&A Incorporated:

•	For stockholders: +1 877-750-8233 (toll-free from the U.S. and Canada) or +1 412-232-3651 (from other countries)

•	For banks and brokerage firms: +1 212-750-5833

About STAAR Surgical

STAAR Surgical (NASDAQ: STAA) is the global leader in implantable phakic intraocular lenses, a vision correction solution that reduces or eliminates the need for glasses or contact lenses. Since 1982, STAAR has been dedicated solely to ophthalmic surgery, and for 30 years, STAAR has been designing, developing, manufacturing, and marketing advanced Implantable Collamer® Lenses (ICLs), using its proprietary biocompatible Collamer material. STAAR ICLs are clinically-proven to deliver safe long-term vision correction without removing corneal tissue or the eye’s natural crystalline lens. Its EVO ICL™ product line provides visual freedom through a quick, minimally invasive procedure. STAAR has sold more than 3 million ICLs in over 75 countries. Headquartered in Lake Forest, California, the company operates research, development, manufacturing, and packaging facilities in California and Switzerland. For more information about ICL, visit www.EVOICL.com. To learn more about STAAR, visit www.staar.com.

Additional Information About the Merger and Where to Find It

This communication relates to the proposed transaction involving STAAR. In connection with the proposed transaction, STAAR has filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including STAAR’s definitive proxy statement on Schedule 14A (the “Proxy Statement”), on September 16, 2025. The Proxy Statement was first sent to STAAR stockholders on September 16, 2025, and was thereafter supplemented. This communication is not a substitute for the Proxy Statement or any other document that STAAR may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF STAAR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting STAAR’s investor relations website, https://investors.staar.com.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Under SEC rules, STAAR and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of STAAR’s common stock in connection with the proposed transaction. Information about the directors and executive officers of STAAR and their ownership of STAAR’s common stock is set forth in the Proxy Statement, the definitive proxy statement for STAAR’s 2025 Annual Meeting of Stockholders (the “Annual Proxy Statement”), which was filed with the SEC on April 24, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000718937/000095017025058174/staa-20250424.htm), including the sections captioned “Compensation of Directors,” “Information Regarding Executive Officers” and “Security Ownership of Principal Shareholders and Management,” or its Annual Report on Form 10-K for the year ended December 27, 2024, which was filed with the SEC on February 21, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000718937/000095017025024813/staa-20241227.htm), and in other documents filed by STAAR with the SEC. To the extent holdings of such participants in STAAR’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on

Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC by STAAR’s directors and executive officers. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

The information covered by this communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. All statements in this communication that are not statements of historical fact are forward-looking statements. These forward-looking statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Alcon merger agreement or could cause the consummation of the proposed transaction to be delayed or to fail to occur; (2) the failure to obtain approval of the proposed transaction from STAAR’s stockholders; (3) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (4) risks related to disruption of management’s attention from STAAR’s ongoing business operations due to the proposed transaction; (5) the effect of the announcement of the proposed transaction on the ability of STAAR to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (6) the ability of STAAR to meet expectations regarding the timing and completion of the transaction; (7) the outcome of any legal proceedings that may be instituted against STAAR related to the proposed transaction; (8) the possibility that STAAR’s stock price may decline significantly if the proposed transaction is not consummated; and (9) other important factors set forth in the Proxy Statement under the caption “Risk Factors” and STAAR’s Annual Report on Form 10-K for the year ended December 27, 2024 under the caption “Risk Factors,” as any such factors may be updated from time to time in STAAR’s other filings with the SEC.

Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, STAAR undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

STAAR Contacts:

Niko Liu, CFA

United States: +1 626-303-7902 (ext 3023)

Hong Kong: +852-6092-5076

nliu@staar.com

investorrelations@staar.com

Connie Johnson

+1 626-303-7902 (ext 2207)

cjohnson@staar.com

Lucas Pers / Alexandra Benedict

Joele Frank, Wilkinson Brimmer Katcher

+1 212-895-8692 / +1 212-895-8644